SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 11, 2006 (September 8, 2006)
Date of Report (Date of earliest event reported)

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-2610	87-00227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, Suite 1134, Salt Lake City, Utah	84111
(Address of principal executive offices)	(Zip Code)

(801) 524-4787
Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01    Other Events

On September 11, 2006 Zions Bancorporation (“Zions”) and The Stockmen’s Bancorp, Inc., jointly issued a press release announcing that they had entered into a definitive agreement under which Stockmen’s will merge into Zions and Stockmen’s principal subsidiary, The Stockmen’s Bank, will merge into Zions’ subsidiary, National Bank of Arizona. The agreement provides for the issuance of 2,571,559 shares of Zions common stock for all of the equity interests of The Stockmen’s Bancorp, Inc.

The merger is conditioned upon, among other things, approval of the merger by Stockmen’s shareholders and banking regulators and other customary regulatory approvals and closing conditions. The merger is expected to close in the first quarter of 2007.

Zions Bancorporation will file a Registration Statement on Form S-4,  including a proxy statement relating to a special meeting of Stockmen’s shareholders, and other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT/PROXY STATEMENT ON FORM S-4 WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Zions free of charge by contacting: Investor Relations, Zions Bancorporation, One South Main Street, Suite 1134, Salt Lake City, Utah 84111, (801) 524-4787.

Item 9.01    Financial Statements and Exhibits

                  (c)    Exhibits

                   The following exhibit is furnished as part of this Current Report on Form 8-K:

                   Exhibit 99.1 Press Release dated September 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: September 11, 2006	By:	/s/ Thomas E. Laursen

Name: Thomas E. Laursen Title: Executive Vice President